EXHIBIT 10.1

DIGITAL LOCATIONS, INC. NONSTATUTORY STOCK OPTION AGREEMENT

THIS NONSTATUTORY STOCK OPTION AGREEMENT (“Agreement”) is made and entered into as of the date set forth below, by and between Digital Locations, Inc., a Nevada corporation (the “Company”), and Derek Jones (“Optionee”) named in Section 1(b):

In consideration of the covenants herein set forth, the parties hereto agree as follows:

1. Option Information.

(a)	Date of Option:	November 30, 2018

(b)	Optionee:	Derek Jones

(c)	Number of Shares:	100,000,000

(d)	Exercise Price:	$0.005

2. Acknowledgements.

(a) Optionee is an officer of the Company’s subsidiary, EllisLab Corp.

(b) The Board of Directors (the “Board”) has authorized the granting to Optionee of a nonstatutory stock option (“Option”) to purchase shares of common stock of the Company (“Stock”) upon the terms and conditions hereinafter stated and pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”) provided by Rule 701 thereunder.

(c) This Option is being granted pursuant to the certain Agreement and Plan of Merger between EllisLab, Inc. (“Seller”), Rick Ellis, the sole shareholder of Seller, the Company and Merger Sub, dated as of November 30, 2018 (the “Merger Agreement”) Optioinee currently holds an option to purchase 10% of the issued and outstanding shares of EllisLab (the “EllisLab Option”). The Optionee acknowledges that as of the date hereof, the Ellis Lab Option is null and void and of no force or effect.

3. Shares; Price. Company hereby grants to Optionee the right to purchase, upon and subject to the terms and conditions herein stated, the number of shares of Stock set forth in Section 1(c) above (the “Shares”) for cash or on a cashless basis (or other consideration as is acceptable to the Board of Directors of the Company, in its sole and absolute discretion) at the price per Share set forth in Section 1(d) above (the “Exercise Price”).

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4. Term of Option; Continuation of Service. This Option shall expire, and all rights hereunder to purchase the Shares shall terminate ten (10) years from the date hereof. This Option shall terminate earlier subject to Sections 7 and 8 of this Agreement, upon, and as of the date of, the termination of Optionee’s service to the Company such that Optionee no longer has any of the executive management positions or relationships with the Company or the Company’s subsidiaries, thereby creating a “severance”, as defined in Section 422 of the Internal Revenue Code of 1986, as amended: a director, an officer, a consultant, or an employee of the Company. Nothing contained herein shall confer upon Optionee the right to the continuation of his or her service as a director, an officer, a consultant, or an employee of the Company.

5. Vesting of Option. Subject to the provisions of Sections 7 and 8 hereof, this Option shall be fully vested immediately. These vested Options shall become exercisable only after two (2) years from the Date of this Option and is then exercisable for a period of eight (8) years thereafter, unless this Agreement is terminated earlier pursuant to Sections 7 or 8. If the Company experiences a Reorganization as defined in Section 10, then all remaining unvested Options owned by the Optionee will vest immediately and be exercisable in accordance with Section 6 of this Agreement, subject to the consummation of such Reorganization. Any unexercised Options after the Reorganization event shall be forfeited.

6. Exercise. This Option shall be exercised by delivery to the Company of (a) written notice of exercise stating the number of Shares being purchased (in whole shares only) and such other information set forth on the form of Notice of Exercise attached hereto as Appendix A, (b) a check or cash in the amount of the Exercise Price of the Shares covered by the notice (or such other consideration as has been approved by the Board of Directors) and (c) a written investment representation as provided for in Section 13 hereof. Notwithstanding anything to the contrary contained in this Option, this Option may be exercised by presentation and surrender of this Option to the Company at its principal executive offices with a written notice of the holder’s intention to effect a cashless exercise, including a calculation of the number of shares of Common Stock to be issued upon such exercise in accordance with the terms hereof (a “Cashless Exercise”). In the event of a Cashless Exercise, in lieu of paying the Exercise Price in cash, the holder shall surrender this Option for that number of shares of Common Stock determined by multiplying the number of Shares to which it would otherwise be entitled by a fraction, the numerator of which shall be the difference between the then current Market Price per share of the Common Stock and the Exercise Price, and the denominator of which shall be the then current Market Price per share of Common Stock. For example, if the holder is exercising 100,000 Options with a per exercise price of $0.75 per share through a cashless exercise when the Common Stock’s current Market Price per share is $2.00 per share, then upon such Cashless Exercise the holder will receive 62,500 shares of Common Stock. Market Price is defined as the average of the last reported sale prices on the principal trading market for the Common Stock during the five (5) trading days immediately preceding such date. This Option shall not be assignable or transferable, except by will or by the laws of descent and distribution, and shall be exercisable only by Optionee during his or her lifetime, except as provided in Section 8 hereof. With respect to the public resale of the Common Stock received from any exercise of this Option, Optionee shall at all times be subject to the restrictions, conditions and requirements applicable to an affiliate of the Company, as described in Rule 144 of the Securities Act of 1933, as amended, even if the Optionee or Optionee’s assignees and successors are not affiliates of the Company.

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7. Termination of Employment. If Optionee shall cease to serve as an employee of the Company or the Company’s subsidiary for any reason, whether voluntarily or involuntarily, other than by his or her death, Optionee (or if the Optionee shall die after such termination, but prior to such exercise date, Optionee’s personal representative or the person entitled to succeed to the Option) shall have the right at any time within twenty-four (24) months following such termination of service to the Company or the remaining term of this Option, whichever is less, to exercise in whole or in part this Option to the extent, but only to the extent, that this Option was exercisable as of the date of termination of service to the Company and had not previously been exercised. However, if Optionee is terminated “for cause”, this Option shall automatically terminate as to all Shares covered by this Option not exercised prior to termination. For purposes of this Section 7, “for cause” shall mean (i) the commission of, or plea of guilty or no contest to, a felony or a crime involving moral turpitude or the commission of any other act involving willful malfeasance or material fiduciary breach with respect to the Company or an Affiliate; (ii) conduct that results in or is reasonably likely to result in material harm to the reputation or business of the Company or any of its affiliates; (iii) gross negligence or willful misconduct with respect to the Company or an affiliate; or (iv) material violation of state or federal securities laws.

Unless earlier terminated, all rights under this Option shall terminate in any event on the expiration date of this Option as defined in Section 4 hereof.

8. Death of Optionee. If the Optionee shall die while in the employ of the Company, Optionee’s personal representative or the person entitled to Optionee’s rights hereunder may at any time within twenty-four (24) months after the date of Optionee’s death, or during the remaining term of this Option, whichever is the lesser, exercise this Option and purchase Shares to the extent, but only to the extent, that Optionee could have exercised this Option as of the date of Optionee’s death; provided, in any case, that this Option may be so exercised only to the extent that this Option has not previously been exercised by Optionee.

9. No Rights as Shareholder. Optionee shall have no rights as a shareholder with respect to the Shares covered by any installment of this Option until the effective date of issuance of the Shares following exercise of this Option, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such stock certificate or certificates are issued except as provided in Section 10 hereof.

10. Recapitalization. Subject to any required action by the shareholders of the Company, the number of Shares covered by this Option, and the Exercise Price thereof, shall be proportionately adjusted for any increase or decrease in the number of issued shares resulting from a subdivision or consolidation of shares, or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company; provided however that the conversion of any convertible securities of the Company shall not be deemed having been “effected without receipt of consideration by the Company”.

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In the event of a proposed dissolution or liquidation of the Company, a merger or consolidation in which the Company is not the surviving entity, or a sale of all or substantially all of the assets or capital stock of the Company (collectively, a “Reorganization”), unless otherwise provided by the Board, this Option shall terminate immediately prior to such date as is determined by the Board, which date shall be no later than the consummation of such Reorganization. In such event, if the entity which shall be the surviving entity does not tender to Optionee an offer, for which it has no obligation to do so, to substitute for any unexercised Option a stock option or capital stock of such surviving of such surviving entity, as applicable, which on an equitable basis shall provide the Optionee with substantially the same economic benefit as such unexercised Option, then the Board may grant to such Optionee, in its sole and absolute discretion and without obligation, the right for a period commencing thirty (30) days prior to and ending immediately prior to the date determined by the Board pursuant hereto for termination of the Option or during the remaining term of the Option, whichever is the lesser, to exercise any unexpired Option or Options without regard to the installment provisions of Section 5; provided, however, that such exercise shall be subject to the consummation of such Reorganization.

Subject to any required action by the shareholders of the Company, if the Company shall be the surviving entity in any merger or consolidation, this Option thereafter shall pertain to and apply to the securities to which a holder of Shares equal to the Shares subject to this Option would have been entitled by reason of such merger or consolidation, and the installment provisions of Section 5 shall continue to apply.

In the event of a change in the shares of the Company as presently constituted, which is limited to a change of all of its authorized Stock without par value into the same number of shares of Stock with a par value, the shares resulting from any such change shall be deemed to be the Shares within the meaning of this Option.

To the extent that the foregoing adjustments relate to shares or securities of the Company, such adjustments shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as hereinbefore expressly provided, Optionee shall have no rights by reason of any subdivision or consolidation of shares of Stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class, and the number and price of Shares subject to this Option shall not be affected by, and no adjustments shall be made by reason of, any dissolution, liquidation, merger, consolidation or sale of assets or capital stock, or any issue by the Company of shares of stock of any class or securities convertible into shares of stock of any class.

The grant of this Option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes in its capital or business structure or to merge, consolidate, dissolve or liquidate or to sell or transfer all or any part of its business or assets.

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11. Taxation upon Exercise of Option. Optionee understands that, upon exercise of this Option, Optionee will recognize income, for Federal and state income tax purposes, in an amount equal to the amount by which the fair market value of the Shares, determined as of the date of exercise, exceeds the Exercise Price. The acceptance of the Shares by Optionee shall constitute an agreement by Optionee to report such income in accordance with then applicable law and to cooperate with Company in establishing the amount of such income and corresponding deduction to the Company for its income tax purposes. Withholding for federal or state income and employment tax purposes will be made, if and as required by law, from Optionee’s then current compensation, or, if such current compensation is insufficient to satisfy withholding tax liability, the Company may require Optionee to make a cash payment to cover such liability as a condition of the exercise of this Option.

12. Modification, Extension and Renewal of Options. The Board of Directors of the Company or a committee designated by the Board of Directors, may modify, extend or renew this Option or accept the surrender thereof (to the extent not theretofore exercised) and authorize the granting of a new option in substitution therefore (to the extent not theretofore exercised). Notwithstanding the foregoing provisions of this Section 12, no modification shall, without the consent of the Optionee, alter to the Optionee’s detriment or impair any rights of Optionee hereunder.

13. Investment Intent; Restrictions on Transfer.

(a) Optionee represents and agrees that if Optionee exercises this Option in whole or in part, Optionee will in each case acquire the Shares upon such exercise for the purpose of investment and not with a view to, or for resale in connection with, any distribution thereof; and that upon such exercise of this Option in whole or in part, Optionee (or any person or persons entitled to exercise this Option under the provisions of Sections 7 and 8 hereof) shall furnish to the Company a written statement to such effect, satisfactory to the Company in form and substance. If the Shares represented by this Option are registered under the Securities Act, either before or after the exercise of this Option in whole or in part, the Optionee shall be relieved of the foregoing investment representation and agreement and shall not be required to furnish the Company with the foregoing written statement.

(b) Optionee further represents that Optionee has had access to the financial statements or books and records of the Company, has had the opportunity to ask questions of the Company concerning its business, operations and financial condition, and to obtain additional information reasonably necessary to verify the accuracy of such information.

(c) Unless and until the Shares represented by this Option are registered under the Securities Act, all certificates representing the Shares and any certificates subsequently issued in substitution therefor and any certificate for any securities issued pursuant to any stock split, share reclassification, stock dividend or other similar capital event shall bear legends in substantially the following form:

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THESE SECURITIES HAVE NOT BEEN REGISTERED OR OTHERWISE QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE ‘SECURITIES ACT’) OR UNDER THE APPLICABLE OR SECURITIES LAWS OF ANY STATE. NEITHER THESE SECURITIES NOR ANY INTEREST THEREIN MAY BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE SECURITIES LAWS OF ANY STATE, UNLESS PURSUANT TO EXEMPTIONS THEREFROM.

and/or such other legend or legends as the Company and its counsel deem necessary or appropriate. Appropriate stop transfer instructions with respect to the Shares have been placed with the Company’s transfer agent.

14. Stand-off Agreement. Optionee agrees that, in connection with any registration of the Company’s securities under the Securities Act, and upon the request of the Company or any underwriter managing an underwritten offering of the Company’s securities, Optionee shall not sell, short any sale of, loan, grant an option for, or otherwise dispose of any of the Shares (other than Shares included in the offering) without the prior written consent of the Company or such managing underwriter, as applicable, for a period of at least one year following the effective date of registration of such offering.

15. Restriction Upon Transfer. The Shares may not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated by the Optionee except as hereinafter provided.

(a) Right of First Refusal. In the event Optionee desires to transfer any Shares during his or her lifetime, Optionee shall first offer to sell such Shares to the Company. Optionee shall deliver to the Company written notice of the intended sale, such notice to specify the number of Shares to be sold, the proposed purchase price and terms of payment, and grant the Company an option for a period of thirty days following receipt of such notice to purchase the offered Shares upon the same terms and conditions. To exercise such option, the Company shall give notice of that fact to Optionee within the thirty (30) day notice period and agree to pay the purchase price in the manner provided in the notice. If the Company does not purchase all of the Shares so offered during foregoing option period, Optionee shall be under no obligation to sell any of the offered Shares to the Company, but may dispose of such Shares in any lawful manner during a period of one hundred and eighty (180) days following the end of such notice period, except that Optionee shall not sell any such Shares to any other person at a lower price or upon more favorable terms than those offered to the Company.

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(b) Acceptance of Restrictions. Acceptance of the Shares shall constitute the Optionee’s agreement to such restrictions and the legending of his certificates with respect thereto. Notwithstanding such restrictions, however, so long as the Optionee is the holder of the Shares, or any portion thereof, he shall be entitled to receive all dividends declared on and to vote the Shares and to all other rights of a shareholder with respect thereto.

(c) Permitted Transfers. Notwithstanding any provisions in this Section 15 to the contrary, the Optionee may transfer Shares subject to this Agreement to his or her parents, spouse, children, or grandchildren, or a trust for the benefit of the Optionee or any such transferee(s); provided, that such permitted transferee(s) shall hold the Shares subject to all the provisions of this Agreement (all references to the Optionee herein shall in such cases refer mutatis mutandis to the permitted transferee, except in the case of clause (iv) of Section 15(a) wherein the permitted transfer shall be deemed to be rescinded); and provided further, that notwithstanding any other provisions in this Agreement, a permitted transferee may not, in turn, make permitted transfers without the written consent of the Optionee and the Company.

16. Covenant Not to Compete. As a material inducement for Optioniee to enter into this Agreement, and issue the Option, the Optionee hereby agrees that for a period of two (2) years following the date hereof (the “Non-Competition Period”), he shall not, directly or indirectly own, manage, operate, participate in, produce, represent, distribute and/or otherwise act on behalf of any person, firm, corporation, partnership or other entity which involves in the sale and marketing of content management software systems (the “Competitive Business”) anywhere in the world (collectively, the “Territory”); or hire any employee or former employee of the Company. Merger Sub, or Seller, Inc. to perform services in or involving the Competitive Business, unless the individual hired shall have departed the Company’s, Seller’s or Merger Sub’s employment at least twelve (12) months prior to the hiring. The Optionee may hire a former employee within (12) months of former employees’ employment upon written consent of the Company. The Optionee further covenants and agrees that during the Non-Competition Period, he will not directly or indirectly solicit or agree to service for their benefit or the benefit of any third-party, any of Seller’s, the Company’s Merger Sub or the Surviving Company’s (as defined in the Merger Agreement) customers. Notwithstanding the foregoing, nothing in this Section shall prohibit the Optionee from owning, managing, operating, participating in the operation of, or advising, consulting or being employed by any entity that is not involved in the Competitive Business, as long as such activities do not affect any responsibilities of employment or consultation at the Company or its subsidiaries, including the Merger Sub or the Surviving Company (as defined in the Merger Agreement). The Optioneee acknowledges and agrees that the Company will expend substantial time, talent, effort and money in marketing, promoting, managing, selling and otherwise exploiting the businesses the Company and the Merger Sub or the Surviving Company operate, in part by virtue of the Company acquisition of Seller pursuant to this Agreement, that he is receiving a substantial benefit from the transactions contemplated by the Merger Agreement and that the benefit received by the Company and the Optionee in agreeing to be bound by this Section is a material part of the consideration for the transactions contemplated by this Agreement. The Optionee recognize that this Section contains conditions, covenants, and time limitations that are reasonably required for the protection of the business of the Merger Sub, Surviving Company (as defined in the Merger Agreement) and the Company. If any limitation, covenant or condition shall be deemed to be unreasonable and unenforceable by a court or arbitrator of competent jurisdiction, then this Section shall thereupon be deemed to be amended to provide modification of such limitation, covenant and/or condition to such extent as the court or arbitrator (as applicable) shall find to be reasonable and such modification shall not affect the remainder of this Agreement. The Optionee acknowledges that, in the event the Optionee breaches this Agreement, money damages will not be adequate to compensate the Company for the loss occasioned by such breach. The Optionee therefore consents, in the event of such a breach, to the granting of injunctive or other equitable relief against the Optionee by any court of competent jurisdiction.

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17. Notices. Any notice required to be given pursuant to this Option shall be in writing and shall be deemed to be delivered upon receipt or, in the case of notices by the Company, five (5) days after deposit in the U.S. mail, postage prepaid, addressed to Optionee at the address last provided by Optionee to the Company.

18. Applicable Law. This Option has been granted, executed and delivered in the State of New York, and the interpretation and enforcement shall be governed by the laws thereof and subject to the exclusive jurisdiction of the courts located in the State of New York.

19. Limitation of Exercises After the Options are exercisable pursuant to Section 5 of this Agreement and notwithstanding anything else to the contrary herein, in no event shall the Optionee be entitled to exercise any portion of this Option, such that upon exercise of which the sum of (1) the number of shares of Stock beneficially owned by the Optioneed its affiliates (other than shares of Stock which may be deemed beneficially owned through the ownership of the unexercised portion of this Option or the unexercised or unconverted portion of any other security of the Company subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (2) the number of shares of Stock issuable upon the exercise of the Option with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Optionee and its affiliates of more than 4.99% of the outstanding shares of Stock (the “Beneficial Ownership Limitation”). For purposes of the proviso of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso, provided, further, however, that the limitations on conversion may be waived by the Optionee upon, at the election of the Optionee , not less than 61 days prior notice to the Company, and the provisions of the conversion limitation shall continue to apply until such 61st day (or such later date, as determined by the Optionee, as may be specified in such notice of waiver).

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In Witness Whereof, the parties hereto have executed this Option as of the date first above written.

COMPANY:	Digital Locations, Inc.

	By:	/s/ William E. Beifuss, Jr.
	Name:	William E. Beifuss, Jr.
	Title:	President

OPTIONEE:

	By:	/s/ Derek Jones
(signature)
	Name:	Derek Jones

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Appendix A

NOTICE OF EXERCISE

DIGITAL LOCATIONS, INC.

_________________

_________________

_________________

Re: Nonstatutory Stock Option

1) Notice is hereby given pursuant to Section 6 of my Nonstatutory Stock Option Agreement that I elect to purchase the number of shares set forth below at the exercise price set forth in my option agreement:

Nonstatutory Stock Option Agreement dated: ____________

Number of shares being purchased: ____________

Exercise Price: $____________

A check in the amount of the aggregate price of the shares being purchased is attached.

OR

2) I elect a cashless exercise pursuant to Section 6 of my Nonstatutory Stock Option Agreement. The Average Market Price as of _______ was $_____.

I hereby confirm that such shares are being acquired by me for my own account for investment purposes, and not with a view to, or for resale in connection with, any distribution thereof. I will not sell or dispose of my Shares in violation of the Securities Act of 1933, as amended, or any applicable federal or state securities laws. Further, I understand that the exemption from taxable income at the time of exercise is dependent upon my holding such stock for a period of at least one year from the date of exercise and two years from the date of grant of the Option.

I understand that the certificate representing the Option Shares will bear a restrictive legend within the contemplation of the Securities Act and as required by such other state or federal law or regulation applicable to the issuance or delivery of the Option Shares.

By:
(signature)
Name: